EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No.’s 33-95190, 333-039999, 333-21887, 333-57355, 333-53835, 333-64743, 333-38850, 33-104211, 333-70638, 333-142470, 333-142472, 333-142474 and 333-152907) and Form S-8 (File No.’s 33-95188, 333-36699, 333-45317, 333-67824 and 333-100630) of First Industrial Realty Trust, Inc. of our report dated March 2, 2009 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
March 2, 2009